                                                                       EXHIBIT B

                            TRANSACTIONS IN THE STOCK
                BY THE REPORTING PERSONS DURING THE LAST 60 DAYS

                                     FOR THE
SETTLEMENT DATE         BY           ACCOUNT OF     QUANTITY     PRICE     TRANSACTION TYPE     BROKER USED
---------------         --           ----------     --------     -----     ----------------     -----------
February 22, 1996       BVF Inc.     Biotech 1      52,200      $14.2500        Sale                OPCO*
February 22, 1996       BVF Inc.     Biotech 1      17,748      $14.6250        Sale                MRST**
February 22, 1996       BVF Inc.     Biotech 2      37,800      $14.2500        Sale                OPCO
February 22, 1996       BVF Inc.     Biotech 2      12,852      $14.6250        Sale                MRST
February 22, 1996       Partners     BVF, L.P.      63,000      $14.2500        Sale                OPCO
February 22, 1996       Partners     BVF, L.P.      21,420      $14.6250        Sale                MRST
February 22, 1996       Partners     I10            27,000      $14.2500        Sale                OPCO
February 22, 1996       Partners     I10             9,180      $14.6250        Sale                MRST
February 26, 1996       BVF Inc.     Biotech 1       7,830      $14.0000        Sale                OPCO
February 26, 1996       BVF Inc.     Biotech 2       5,670      $14.0000        Sale                OPCO
February 26, 1996       Partners     BVF, L.P.       9,450      $14.0000        Sale                OPCO
February 26, 1996       Partners     I10             4,050      $14.0000        Sale                OPCO

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*    Oppenheimer & Co., Inc.
**   Mr. Stock, Inc.